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                                                                     Exhibit 8.1

June 25, 2003

Grant Park Futures Fund Limited Partnership
c/o Dearborn Capital Management, L.L.C.
550 West Jackson Boulevard, Suite 1300
Chicago, Illinois 60661

Re:  Grant Park Futures Fund Limited Partnership
     -------------------------------------------

Ladies and Gentlemen:

You have requested our opinion as to the status of Grant Park Futures Fund Limited Partnership, an Illinois limited partnership ("Grant Park"), for federal income tax purposes, and as to certain other matters.

In connection with your request, we have reviewed the following documents: (a) Grant Park's Third Amended and Restated Limited Partnership Agreement (the "Partnership Agreement"); (b) the Form S-1 Registration Statement (including the prospectus contained in the Registration Statement, hereinafter referred to as the "Prospectus") under the Securities Act of 1933 with respect to Grant Park filed with the Securities and Exchange Commission ("SEC") on April 4, 2003, as amended (the "Registration Statement"); (c) the exhibits to the Registration Statement; (d) each of Pre-Effective Amendment No. 1, No. 2 and No. 3 to the Registration Statement; and (e) such other documents as we have deemed necessary or appropriate to review in rendering this opinion. Capitalized terms used herein and not otherwise defined are as defined in the Prospectus.

Dearborn Capital Management L.L.C., an Illinois limited liability company which is the general partner of Grant Park (the "General Partner"), has represented to us that:

1. Grant Park is organized and will be operated in accordance with the Partnership Agreement, the Prospectus and the Revised Uniform Limited Partnership Act of the State of Illinois.

2. The primary business and purpose of Grant Park is to engage in the speculative trading of commodity futures, forwards and option contracts. The objective of the business of Grant Park is the appreciation of its assets on a long-term basis.

3. Units in Grant Park will be offered in accordance with the Prospectus and the subscription agreement attached as an exhibit to the Prospectus.

4. A principal activity of Grant Park consists of buying and selling commodities not held as inventory, and futures, forwards and options with respect to such commodities.

5. For each taxable year (or portion thereof) since the commencement of Grant Park's

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trading activities through December 31, 2002, Grant Park never had more than 500 partners (including each person that indirectly owned an interest in Grant Park through a partnership, S corporation or grantor trust as a partner), and at least 90% of Grant Park's annual gross income has consisted of the following types of income or gain (collectively, "Qualifying Income"): interest;
dividends; gain from the sale of stock (other than stock held as a market maker or dealer); gain from the sale of "securities" (other than securities held as a market maker or dealer) as defined under the Investment Company Act of 1940, as amended; income and gain from futures contracts and options on stock or bond indices or debt instruments or one or more securities or groups of securities; income and gains from commodities, or futures, forwards and options with respect to commodities; income and gains from options, futures and forwards on foreign currency; and income and gains from interest or equity swaps or other conventional notional principal contracts NOT relating to any mineral or natural resource.

6. Following appropriate consultation with its traders, the General Partner reasonably believes, and will use all reasonable efforts to assure, that at least 90% of Grant Park's annual gross income will continue to consist of Qualifying Income (as defined above).

7. Grant Park will not make an election to be taxed as a corporation under Treasury Regulation Section 301.7701-3.

In rendering this opinion, we have relied, without independent investigation or verification, on the General Partner's representations set forth above, and the facts and information set forth in the documents referred to above.

On the basis of our review of the aforementioned documents, the representations set forth above and federal income tax law as currently in effect, including the Code, existing judicial decisions and administrative regulations, rulings, procedures and practice, it is our opinion that Grant Park has been classified since its inception through December 31, 2002 and, as long as at least 90% of Grant Park's annual gross income continues to consist of Qualifying Income (as defined above), will continue to be classified in 2003 and future years, as a partnership and not as an association taxable as a corporation for federal income tax purposes, and accordingly, limited partners in Grant Park will be subject to federal income tax treatment applicable to limited partners in a partnership.

In addition, we have reviewed the discussion relating to tax matters under the heading "U.S. Federal Income Tax Consequences" in the Prospectus. In our opinion, such discussion is accurate as of the date hereof in all material respects insofar as it relates to the federal income tax aspects of an investment in Grant Park.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "U.S. Federal Income Tax Consequences."

                                   Very truly yours,

                                   KATTEN MUCHIN ZAVIS ROSENMAN

                                   By: /s/ Jill Darrow
                                       --------------------------
                                       A Partner

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